                                                                 Exhibit (11)(a)





                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of
         The Galaxy VIP Fund:

         We hereby consent to the following with respect to Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A (File No. 33-49290) under the Securities Act of 1933, as amended, of The Galaxy VIP Fund:

         1. The incorporation by reference of our report dated February 7, 1997 accompanying the financial statements of the Money Market, Equity, Asset Allocation, and High Quality Bond Funds (four series of The Galaxy VIP Fund) as of December 31, 1996 into the Statement of Additional Information.

         2. The reference to our firm under the heading "Financial Highlights" in the Prospectus.

         3. The reference to our firm under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.


                                                 /s/Coopers & Lybrand LLP
                                                 ------------------------
                                                 COOPERS & LYBRAND LLP




Boston, Massachusetts
November 18, 1997